As filed with the Securities and Exchange Commission on October 11, 2001
                                                        Registration No. 333-

                                    UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                     FORM S-8
                         REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 CBRL GROUP, INC.
              (Exact name of registrant as specified in its charter)

                  TENNESSEE                               62-1749513
 (State or other jurisdiction of incorporation)          (IRS Employer
                                                      Identification No.)

                          HARTMANN DRIVE, P.O. BOX 787
                         LEBANON, TENNESSEE  37088-0787
                                 (615) 444-5533
   (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                 CBRL GROUP, INC.
                      2000 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                            JAMES F. BLACKSTOCK, ESQ.
               SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 CBRL GROUP, INC.
                               305 HARTMANN DRIVE
                            LEBANON, TENNESSEE 37087
                                 (615) 444-5533
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:
                              GARY M. BROWN, ESQ.
                             DINSMORE & SHOHL LLP
                       BANK OF AMERICA PLAZA, SUITE 1100
                               414 UNION STREET
                           NASHVILLE, TENNESSEE 37219
                            TELEPHONE (615) 313-3325
                            FACSIMILE (615) 313-3310

                                      CALCULATION OF REGISTRATION FEE
========================================================================================================
     TITLE OF                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
 SECURITIES TO BE         AMOUNT TO BE       OFFERING PRICE        AGGREGATE              AMOUNT OF
    REGISTERED          REGISTERED (1)(2)     PER UNIT (3)      OFFERING PRICE (3)   REGISTRATION FEE(2)
 ----------------     --------------------  ----------------   -------------------   -------------------
  Common Stock          2,500,000 Shares         $22.01            $55,025,000           $13,756.25
========================================================================================================
(1)  Plus such indeterminate number of additional shares as may be required to cover antidilutive adjustments under the CBRL Group, Inc.  2000 Non-Executive Stock Option Plan (the "Plan").

(2)  CBRL Group, Inc. previously registered  2,250,000 shares for issuance pursuant to the Plan on Form S-8 (Registration No. 333- 63442) filed with the Securities and Exchange Commission on
     June 20, 2001 and paid a registration fee of $9,506.25 in connection therewith.  This Registration
     Statement is being filed pursuant to General Instruction E. of Form S-8 to register additional shares of the Common Stock of CBRL Group, Inc. for issuance pursuant to the Plan.

(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1)
     promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock of CBRL Group, Inc. on the Nasdaq National Market System  on
     October 4, 2001.

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     The undersigned Registrant hereby files this Registration Statement on
Form S-8 (the "Registration Statement") pursuant to General Instruction E of
Form S-8 to register an additional 2,500,000 shares of CBRL Group, Inc. (the
"Registrant" or the "Company") common stock, $0.01 par value (the "Common
Stock"), for issuance to optionees under the CBRL Group, Inc. 2000 Non-
Executive Stock Option Plan (the "Plan").  The Registrant hereby incorporates by reference as if fully set forth herein the contents of the Registration
Statement on Form S-8 (Registration No. 333-63442), filed by the Registrant with the Securities and Exchange Commission on June 20, 2001, that registers
2,250,000 shares of Common Stock for issuance pursuant to the Plan.

ITEM 8.  EXHIBITS.

See Exhibit Index on page 5 hereof.








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                                    SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on this 30th day of September, 2001.

                                          CBRL GROUP, INC.


                                          By: /s/ Dan W. Evins
                                             ------------------------------
                                             Dan W. Evins
                                             Chairman

     KNOW MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan W. Evins and James F. Blackstock, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration
Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their substitutions, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities indicated on this 30th day of September, 2001.

Signature                        Title

/s/ Dan W. Evins
-------------------------        Chairman
Dan W. Evins



/s/ Lawrence E. White
-------------------------        Chief Financial Officer and Treasurer
Lawrence E. White                (principal financial and accounting officer)



/s/ Michael A. Woodhouse
-------------------------        Director, President and Chief Executive
Michael A. Woodhouse             Officer
                                 (principal executive officer)


/s/ James C. Bradshaw
-------------------------        Director
James C. Bradshaw



                                        3



/s/ Robert V. Dale
-------------------------        Director
Robert V. Dale



/s/ Dan W. Evins
-------------------------        Director
Dan W. Evins


/s/ Edgar W. Evins
-------------------------        Director
Edgar W. Evins


/s/ Robert C. Hilton
-------------------------        Director
Robert C. Hilton


/s/ Charles E. Jones, Jr.
-------------------------        Director
Charles E. Jones, Jr.


/s/ Charles T. Lowe, Jr.
-------------------------        Director
Charles T. Lowe, Jr.


/s/ B.F. "Jack" Lowery
-------------------------        Director
B.F. ("Jack") Lowery


/s/ Gordon L. Miller
-------------------------        Director
Gordon L. Miller


/s/ Martha M. Mitchell
-------------------------        Director
Martha M. Mitchell


/s/ Jimmie D. White
-------------------------        Director
Jimmie D. White



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
                                       EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION                                                      PAGE NO.
----------------------------------------------------------------------------------------
4.1            Charter of CBRL Group, Inc.(1)

4.2            Bylaws of CBRL Group, Inc.(1)

4.3            Shareholder Rights Agreement dated September 7, 1999.(2)

4.4            The Company's 2000 Non-Executive Stock Option Plan.

4.5 Form of Stock Option Agreement with respect to options issued pursuant to the Company's 2000 Non-Executive Stock Option Plan.(3)

5              Opinion of Dinsmore & Shohl LLP.

23.1           Consent of Dinsmore & Shohl LLP. (included in Exhibit 5).

23.2 Consent of Deloitte & Touche, LLP with respect to its report dated September 7, 2000.

23.3 Letter of Deloitte & Touche, LLP with respect to its review of unaudited interim financial information.

24             Power of Attorney (included on Signature Page).

---------------------
(1)  Incorporated by reference to the Company's Registration Statement on Form S-4/A
     (File No. 333-62469).
(2)  Incorporated by reference to the Company's Form 8-A, filed with the Commission on
     September 21, 1999 (File No. 000-25225).
(3)  Incorporated by reference to the Company's Registration Statement on Form S-8
     (File No. 333-63442) filed with the Commission on June 20, 2001.
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